COLFAX REPORTS FIRST QUARTER 2017 RESULTS

•	Achieved first quarter net income per diluted share of $0.31 and adjusted net income per share of $0.35

•	Delivered Fabrication Technology organic revenue growth and third consecutive quarter of Gas and
Fluid Handling order growth

•	Grew operating income by 37% and adjusted operating income by 11%

•	Improved full year outlook

ANNAPOLIS JUNCTION, MD - May 5, 2017 - Colfax Corporation (NYSE: CFX), a leading global manufacturer of gas and fluid handling and fabrication technology products and services, today announced its financial results for the first quarter of 2017.

For the first quarter of 2017, net income was $38.5 million, or $0.31 per diluted share, compared to $22.6 million, or $0.18 per diluted share, for the first quarter of 2016. Adjusted net income was $43.7 million, or $0.35 per share for the first quarter of 2017, compared to $36.9 million, or $0.30 per share for the first quarter of 2016.

The Company reported first quarter net sales of $844.9 million, compared with $876.8 million in the first quarter of 2016. The decrease included a marginal decline from foreign currency exchange rates, an approximate 1% increase from acquisitions, and 1.1% organic growth in the Company’s Fabrication Technology segment, which partially offset the expected decline in gas and fluid handling sales.

First quarter operating income was $66.2 million or 7.8% of sales, and adjusted operating income was $73.3 million or 8.7% of sales. The prior year first quarter operating income was $48.5 million or 5.5% of sales, and the adjusted operating income was $66.1 million or 7.5% of sales.

“We are pleased to announce strong first quarter results in a more constructive market environment,” said Matthew Trerotola, President and Chief Executive Officer. “The 120 basis point improvement in our adjusted operating margins reflects ongoing work to create a more competitive cost structure and customer-focused organization. Our Gas and Fluid Handling segment delivered its third straight quarter of orders growth, achieving double digit organic growth for the first time in more than three years. Our Fabrication Technology segment organically grew revenues due to improved market conditions in most regions and notably strong performance by our teams in Europe, Russia, China and India.”

“Over the last few months, we also made progress on the longer-term agenda. We announced the acquisition of Siemens Turbomachinery Equipment, which will strengthen and expand our air handling solutions, and we continue to see a robust pipeline of acquisition opportunities to build on our existing businesses. We also completed a successful senior note offering, locking in attractive long term interest rates.”

Considering the improved end market conditions and the recently concluded notes offering, Colfax revised its outlook for the year, increasing its earnings per share forecast from $1.29-$1.44 to $1.34-$1.49, and its adjusted earnings per share forecast from $1.55-$1.70 to $1.60-$1.75. This outlook does not include the effects, if any, from the acquisition of Siemens Turbomachinery Equipment, which is expected to close in the fourth quarter of 2017.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results on Friday, May 5, 2017 at 9:00 a.m. EDT. The call will be open to the public through 877-303-7908 (U.S. callers) or 678-373-0875 (international callers) and referencing the conference ID number 11652919, or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a diversified global manufacturing and engineering company that provides gas and fluid handling and fabrication technology products and services to commercial and governmental customers around the world through the Howden, Colfax Fluid Handling and ESAB businesses. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, adjusted operating income margin, organic sales decline and organic order growth. Adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income and adjusted operating income margin exclude Restructuring and other related charges. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 27.4% for the three months ended March 31, 2017 and 29.0% for the three months ended April 1, 2016. Organic sales decline and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of restructuring and other related charges.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2016 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Terry Ross, Vice President of Investor Relations
Colfax Corporation
301-323-9054
Terry.Ross@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 31, 2017	April 1, 2016

Net sales	$844,926	$876,843
Cost of sales	565,559	596,322
Gross profit	279,367	280,521
Selling, general and administrative expense	206,046	214,387
Restructuring and other related charges	7,100	17,668
Operating income	66,221	48,466
Interest expense	9,095	9,120
Income before income taxes	57,126	39,346
Provision for income taxes	15,639	13,136
Net income	41,487	26,210
Less: income attributable to noncontrolling interest, net of taxes	2,945	3,595
Net income attributable to Colfax Corporation	$38,542	$22,615
Net income per share - basic and diluted	$0.31	$0.18

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 31, 2017	April 1, 2016
Adjusted Operating Income
Operating income	$66,221	$48,466
Operating income margin	7.8%	5.5%
Restructuring and other related charges	7,100	17,668
Adjusted operating income	$73,321	$66,134
Adjusted operating income margin	8.7%	7.5%

	Three Months Ended
	March 31, 2017	April 1, 2016
Adjusted Net Income and Adjusted Net Income Per Share
Net income attributable to Colfax Corporation	$38,542	$22,615
Restructuring and other related charges	7,100	17,668
Tax adjustment(1)	(1,959)	(3,398)
Adjusted net income	$43,683	$36,885
Adjusted net income margin	5.2%	4.2%
Weighted-average shares outstanding - diluted	123,795	123,243
Adjusted net income per share	$0.35	$0.30
Net income per share— diluted (in accordance with GAAP)	$0.31	$0.18
__________
(1) The effective tax rate used to calculate adjusted net income and adjusted net income per share was 27.4% for the three months ended March 31, 2017 which includes a $0.9 million discrete tax benefit primarily associated with a South American jurisdiction. The effective tax rate used to calculate adjusted net income and adjusted net income per share for the three months ended April 1, 2016 was 29.0%.

	2017 Earnings Per Share Range
Projected net income per share - diluted	$1.34	$1.49
Restructuring costs	0.36	0.36
Tax adjustment	(0.10)	(0.10)
Projected adjusted net income per share	$1.60	$1.75

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Gas and Fluid Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the three months ended April 1, 2016	$876.8		$406.3		$1,135.3
Components of Change:
Existing Businesses(1)	(35.6)	(4.1)%	46.6	11.5%	(7.5)	(0.7)%
Acquisitions(2)	6.5	0.7%	—	—%	—	—%
Foreign Currency Translation	(2.8)	(0.2)%	(7.7)	(1.9)%	(43.1)	(3.8)%
	(31.9)	(3.6)%	38.9	9.6%	(50.6)	(4.5)%
As of and for the three months ended March 31, 2017	$844.9		$445.2		$1,084.7
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of our acquisition of Arc Machines, Inc. (“AMI”).

Fabrication Technology	Net Sales
	$	%

For the three months ended April 1, 2016	$444.1
Components of Change:
Existing Businesses(1)	4.7	1.1%
Acquisitions(2)	6.5	1.4%
Foreign Currency Translation	4.7	1.1%
	15.9	3.6%
For the three months ended March 31, 2017	$460.0
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales as a result of our acquisition of AMI.